SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 16, 2000

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-7410 (Commission File Number)	25-1233834 (I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant's telephone number, including area code – (412) 234-5000

ITEM 5.	OTHER EVENTS

By press release dated May 16, 2000, Mellon Financial Corporation (the "Corporation") announced that its board of directors authorized a new repurchase program covering 25 million shares of the Corporation's common stock and that it had completed its existing repurchase program also covering 25 million shares of common stock.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Mellon Financial Corporation Press Release, dated May 16, 2000, announcing the matters referenced in Item 5 above.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date:	May 17, 2000	By: /s/ Steven G. Elliott Steven G. Elliott Senior Vice Chairman and Chief Financial Officer

  EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated May 16, 2000	Filed herewith